UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2015

LINCOLN ELECTRIC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

0-1402

(Commission

File Number)

Ohio	34-1860551
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

22801 St Clair Avenue

Cleveland, Ohio 44117

(Address of principal executive offices, with zip code)

(216) 481-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 3, 2015, Lincoln Electric Holdings, Inc. (the “Company”) acquired Rimrock Holdings Corporation, a Delaware corporation (“Rimrock”). The acquisition was consummated via a merger between Rimrock and a wholly-owned subsidiary of the Company in which Rimrock was the surviving entity in the transaction. Rimrock is a privately-held manufacturer and integrator of industrial automation products and robotic systems with two divisions, Wolf Robotics LLC, a Delaware limited liability company, and Rimrock Corporation, an Ohio corporation. Rimrock is located in Columbus, Ohio and Wolf Robotics is located in Ft. Collins, Colorado. Wolf Robotics integrates robotic welding and cutting systems predominately for heavy fabrication (construction, mining, agriculture) and transportation OEMs and suppliers. Rimrock Corporation designs and manufactures automated spray systems and turnkey robotic systems for the die casting, foundry and forging markets.

On August 7, 2015, the Company acquired all of the outstanding shares of capital stock of Specialised Welding Products Pty. Ltd., an Australian entity, and SWP N.Z. Limited, a New Zealand entity (collectively, “SWP”). SWP is a privately-held provider of specialty welding consumables in Australia and New Zealand that also provides fabrication, maintenance and repair services for alloy and wear resistant products commonly used in mining and energy sector applications. SWP is headquartered in Melbourne, Australia.

A copy of the press release issued by the Company related to the acquisition of Rimrock is attached hereto as Exhibit 99.1 and a copy of the press release issued by the Company related to the acquisition of SWP is attached hereto as Exhibit 99.2. The press releases are also available on the Company’s website at www.lincolnelectric.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	The Company’s press release dated August 4, 2015 announcing the acquisition of Rimrock and Wolf Robotics.

99.2	The Company’s press release dated August 7, 2015 announcing the acquisition of SWP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN ELECTRIC HOLDINGS, INC.

Date: August 7, 2015	By:	/s/ Frederick G. Stueber
Frederick G. Stueber, Executive Vice President, General Counsel & Secretary

LINCOLN ELECTRIC HOLDINGS, INC.

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99.1	The Company’s press release dated August 4, 2015 announcing the acquisition of Rimrock and Wolf Robotics.

99.2	The Company’s press release dated August 7, 2015 announcing the acquisition of SWP.